UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On September 15, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) entered into the fifth amendment (the “Fifth Amendment”) to the Company’s senior revolving credit facility dated June 4, 2012 with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto, as amended (the “Credit Agreement”). The Fifth Amendment amends the Credit Agreement by:

•	exercising a portion of the incremental loans feature of the Credit Agreement that allows the Company to increase the aggregate revolving commitment by a principal amount of up to $50 million. A new lender provided an incremental commitment of $35 million increasing the aggregate revolving commitment to $210 million;

•	allowing full use of the aggregate revolving commitment for the issuance of letters of credit by removing the subfacility limitation of $125 million;

•	decreasing the required ratio of aggregate orderly liquidation value of pledged collateral from 1.5 times to 1.27 times the aggregate revolving commitment; and

•	removing the springing lien and unsecured feature of the Credit Agreement so that the Credit Agreement will remain secured and collateralized by perfected liens on certain of the Company’s vessels and its domestic accounts receivable subject to permitted liens and prior interests of other parties.

In connection with the Company’s entry into the Fifth Amendment, Zurich American Insurance Company, the Company’s surety provider, has informed the Company that it intends to seek permitted second mortgages on the same vessels securing the obligations under the Credit Agreement.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 — Termination of Material Definitive Agreement.

On September 15, 2014, the Company terminated its $24 million international letter of credit facility with Wells Fargo Bank, National Association, as successor by merger to Wells Fargo HSBC Trade Bank, as amended. On the date of termination, there were no letters of credit or other indebtedness outstanding under this facility, and the loan documents providing for the facility, and the liens and security interests securing it, were terminated and released.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

On September 12, 2014, Great Lakes Dredge & Dock Company, LLC (the “Company”) entered into employment agreements with Mark W. Marinko, Great Lakes Dredge & Dock Corporation’s Senior Vice President and Chief Financial Officer, and Maryann A. Waryjas, Great Lakes Dredge & Dock Corporation’s Senior Vice President and Chief Legal Officer (the “Employment Agreements”), the terms of which were approved by the Compensation Committee of the Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation. Under the Employment Agreements, Mr. Marinko and Ms. Waryjas will continue to serve in their respective positions, reporting to the CEO.

The Employment Agreements with Mr. Marinko and Ms. Waryjas continue until their third anniversary and are automatically extended for successive one-year periods unless the executive or the Company gives the other written notice 90 days in advance. Mr. Marinko and Ms. Waryjas will be paid annual base salaries of $300,000 and $325,000, respectively, subject to increase by the Board, or decrease by up to 10 percent if there is a salary reduction affecting substantially all senior executives. Each executive will be eligible to participate in the annual performance bonus plans and long-term incentive plans established by the Company for its senior executive officers. Each executive will be eligible to participate in any equity-based plans established by Great Lakes Dredge & Dock Corporation for its senior executive officers. Mr. Marinko and Ms. Waryjas will be eligible to participate in any employee benefit plans offered by the Company, including the Supplemental Savings Plan. The executives must comply with any guidelines and policies of Great Lakes Dredge & Dock Corporation regarding stock retention.

If Mr. Marinko or Ms. Waryjas is terminated without Cause (as defined in the Employment Agreements), the executive is entitled to his or her base salary, pro rata portion of his or her target annual bonus and Supplemental Savings Plan benefits through the date of termination, plus 18 months of base salary, a payment equal to 1.5 times the average of the executive’s actual annual bonus and the Supplemental Savings Plan benefits over the three years (or shorter period) immediately preceding the termination, 18 months’ age and vesting credit for any unvested equity awards, and continued coverage under the Company’s medical and dental plans for up to 18 months following the termination date. In addition to amounts otherwise payable to each of the executives upon a separation from service, each executive will be granted additional vesting upon his or her death or disability or upon the retirement of the executive upon or after attainment of the age of 65 or in accordance with the particular equity award governing each grant. If within twenty-four months of a Change in Control (as defined in the Employment Agreements), the Company terminates the employment of Mr. Marinko and Ms. Waryjas other than for Cause, the Company will pay the executive, in lieu of any cash severance payment, a change in control payment equal to: (a) two (2) times the sum of the executive’s then current base salary plus the average of his or her actual annual bonus over the three year period (or shorter period) immediately preceding his or her termination; and (b) the pro rata portion of his or her annual bonus and Supplemental Savings Plan benefits earned through the termination date. In the event of such a termination, Mr. Marinko and Ms. Waryjas are also entitled to continued coverage under the Company’s health plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards. In addition, if the Company elects not to renew the Employment Agreement for the executive and terminates the executive within one year of the end of the employment term, the Executive receives full vesting of his or her outstanding unvested equity awards.

During the employment term and for eighteen months following termination, each executive is subject to confidentiality provisions and restrictive covenants, including non-competition and non-solicitation covenants for Mr. Marinko and a non-solicitation covenant for Ms. Waryjas (subject to the Company’s election following voluntary resignation as noted above).

The foregoing description of the terms and conditions of the Company’s Employment Agreements does not purport to be complete and is qualified in its entirety by reference to these agreements which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

10.1	Amendment No. 5 to Credit Agreement and Incremental Commitment Increase Agreement, dated as of September 15, 2014, by and among Great Lakes Dredge & Dock Corporation, the other Credit Parties party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, and the other lenders party thereto.

10.2	Employment Agreement dated as of September 12, 2014 between Great Lakes Dredge & Dock Company, LLC and Mark W. Marinko.

10.3	Employment Agreement dated as of September 12, 2014 between Great Lakes Dredge & Dock Company, LLC and Maryann A. Waryjas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Mark W. Marinko
Date: September 17, 2014	Mark W. Marinko
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 5 to Credit Agreement and Incremental Commitment Increase Agreement, dated as of September 15, 2014, by and among Great Lakes Dredge & Dock Corporation, the other Credit Parties party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, and the other lenders party thereto.

10.2	Employment Agreement dated as of September 12, 2014 between Great Lakes Dredge & Dock Company, LLC and Mark W. Marinko.

10.3	Employment Agreement dated as of September 12, 2014 between Great Lakes Dredge & Dock Company, LLC and Maryann A. Waryjas.